EXHIBIT 10.4

AMENDMENT NUMBER TWO

TO THE

AMSOUTH BANCORPORATION

SUPPLEMENTAL RETIREMENT PLAN

Amended and Restated as of January 1, 2004

Regions Financial Corporation (the “Company”) hereby amends the AmSouth Bancorporation Supplemental Retirement Plan (the “Plan”) as follows:

1. Effective January 1, 2008, by adding the following at the end of Section 3.02:

Notwithstanding the foregoing or anything to the contrary herein, effective January 1, 2008, the determination of benefits under this Supplemental Plan under the optional forms of payment shall continue to be based on the actuarial factors in effect in the Retirement Plan as of December 31, 2007. However, the modification of the change in look-back month that becomes effective January 1, 2008 shall apply.

2. All of the other terms provisions and conditions of the Supplemental Plan not herein amended shall remain in full force and effect.